Exhibit 10.14








                                                       E&Y Draft -- 11/02/95

                        Piedmont Management Company Inc.
                    as Issuer of the Notes Referred to Below
                                 80 Maiden Lane
                               New York, NY 10038



                           , 1995
---------------------------



Ernst & Young LLP
787 Seventh Avenue
New York, NY 10019

                            HOLDER ACTUARY AGREEMENT

Ladies and Gentlemen:

This agreement (the "Holder Actuary Agreement") confirms our understanding with respect to the engagement by Piedmont Management Company Inc. (the "Company") of Ernst & Young LLP ("E&Y") to act as Holder Actuary with respect to the contingent Interest Notes Due June 30, 2006 (the "Notes") issued under the
Indenture (the "Indenture") dated as of                   , 1995 between the
                                        ------------------
Company and                           , national association, as trustee
            --------------------------
thereunder (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

In connection with our engagement, E&Y agrees to undertake the services, duties, obligations, rights and responsibilities of the Holder Actuary as set forth in the Indenture. [Option: Reference or Restate Specific Applicable Indenture Sections.]

As compensation for the services to be provided by E&Y as Holder Actuary under the Indenture, the Company agrees to promptly pay E&Y in full for its services performed in connection with this Agreement and the Indenture. E&Y will bill the Company at its standard hourly rates and for its actual out-of-pocket expenses in connection with this engagement. E&Y may, at its election, pre-pay any accountants, attorneys, auditors or other professionals or agents retained to advise or assist E&Y in performing such services and obtain reimbursement from the Company, or E&Y may submit (or cause such professionals to submit) invoices directly to the Company for payment. E&Y does not anticipate that its fees and expenses, including other professionals' fees, will exceed in aggregate the amounts set forth in Section 10.2 of the Indenture. The Company's payment and other obligations under this letter agreement shall not be limited by the terms of the Indenture. The Company further agrees to indemnify E&Y as set forth in
Schedule I hereto, which is an integral part of this Holder Actuary Agreement.

The obligations of the Company to compensate and indemnify E&Y and to pay or reimburse E&Y shall constitute additional indebtedness under the Indenture and shall survive the satisfaction and discharge of the Indenture or the rejection or termination of the Indenture under bankruptcy law. If E&Y renders services or incurs expenses following an Event of Default (as defined in the Indenture) under Section 6.1(c) or Section 6.1(d) of the Indenture, the parties hereto hereby agree that such expenses are intended to constitute expenses of administration under any bankruptcy law.

Except as set forth in this paragraph, this Holder Actuary Agreement shall terminate and cease to be of further effect upon the earlier to occur of (a) the satisfaction and discharge of the Indenture pursuant to Section 8.1 of the Indenture, (b) the resignation of E&Y as Holder Actuary which shall be delivered to the Company and the Trustee pursuant to Section 11.2 of the Indenture and (c) any other circumstance whereby E&Y shall cease to perform or otherwise not be available to perform its duties under the Indenture and the Trustee shall have selected a successor Holder Actuary pursuant to Section 10.2(b) of the Indenture. However, the Company's obligations which, by their terms, or nature, are intended to survive termination, including but not limited to (i) the Company's obligation to pay E&Y for fees and expenses previously incurred but not paid in full, (ii) the indemnity provisions contained in Schedule I hereto, and (iii) the non-recourse and covenant-not-to-sue provisions herein, will remain operative and in full force and effect regardless of any termination of the Holder Actuary Agreement.

The Company agrees to allow E&Y (and associated agents and accounting firms) reasonable access, during normal business hours, to the books and records (including tax returns, statements, reports, forms, claim files, and related documentation) and personnel of the Company, during the period that the Notes are outstanding. With respect to E&Y, prior to its review in connection with preparing E&Y's Reserve Report (as defined in the Indenture), such access shall be provided only during a limited period during each year as shall be reasonable and adequate to review the annual reports referred to in Section 10.6 of the Indenture and to review the Company's compliance during the previous year with the matters referred to in Section 10.6 of the Indenture. The Company agrees that such access will be designed to assure that E&Y will obtain full and adequate information regarding the adjustment, settlement and/or defense of any claims, disputes or other matters arising out of the Protected Business (as defined in the Indenture).

E&Y shall be entitled to rely upon all information supplied to it by the Company or its advisors and shall not in any respect be responsible for the accuracy or completeness of, or have any obligation to verify, the Company's books and records or to conduct any appraisal of any of the Company's assets. To the extent consistent with legal requirements, all information given to E&Y by the Company will be held by E&Y in confidence and will not be disclosed to anyone (other than E&Y personnel and professionals or agents retained or consulted by E&Y in connection with this engagement) without the Company's prior approval or used for any purpose other than to fulfill its obligations under the Indenture, except as follows: Nothing in this Agreement shall prohibit or limit E&Y's use of information (i) previously and lawfully known to it, (ii) independently developed by it without any reference to, or use of, the Company's confidential information, (iii) acquired by E&Y from a third party which was not, to the best of the E&Y's knowledge, after diligent inquiry, under an obligation to the Company not to disclose such information, (iv) which is or becomes publicly available through no breach by the E&Y of this Agreement, or (v) in the event E&Y receives a subpoena or other validly issued administrative or judicial process demanding access to such information.

Any result, opinion, or advice, written or oral, provided by E&Y pursuant to this Holder Actuary Agreement or the terms of the Indenture (including those set forth in any Reserve Report) will be used solely for the purpose of enabling the Company to satisfy and fulfill its obligations under the Indenture and shall not be used, circulated, quoted or otherwise referred to for any other purpose, nor shall they be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in each case in accordance with E&Y's prior written consent.

The Company agrees not to amend or modify the provisions in the Indenture affecting or relating to the Holder Actuary without the prior written consent of E&Y.

This Holder Actuary Agreement shall be binding upon and inure to the benefit of the Company, E&Y and their respective successors and assigns. Chartwell Re Corporation, a Delaware corporation ("Chartwell"), shall be deemed to be the successor to Piedmont after the Merger, and from and after the Merger, "Company" shall mean Chartwell and its successors and assigns. E&Y may seek the express assumption of this Holder Actuary Agreement by Chartwell, but E&Y's failure to do so, or Chartwell's refusal to expressly assume this Holder Actuary Agreement, shall not affect Chartwell's obligation to perform the obligations of the Company under this Holder Actuary Agreement, whether by operation of law, or in accordance with the Indenture or any supplemental indenture or otherwise.

The Company acknowledges that E&Y is being retained to represent the interests of the Holders of the Securities (as those terms are defined in the Indenture) and not to represent the interests of the Company. E&Y has no duty to the Company under the Holder Actuary Agreement or the Indenture or under applicable statutory law or principles of tort law or other common law, other than the obligation with respect to confidential information set forth in this Holder Actuary Agreement and the obligation to render accurate statements for its fees and expenses (the "E&Y Obligations"). Except with respect to the E&Y Obligations, the Company shall have no recourse whatsoever against E&Y, its affiliates, or the respective partners, directors, officers, agents or employees of E&Y or its affiliates, or any entity or person controlling E&Y or its affiliates (the "Protected Persons"), in connection with this engagement, whether by way of claim, counterclaim, action, suit, defense, set-off or indemnity (each referred to as a "Claim"). The Company specifically covenants not to sue, pursue any Claim against, or assist any person in pursuing a Claim against, E&Y or any Protected Person except with respect to the E&Y Obligations.

In no event will the liability of E&Y or any Protected Person to the Company, whether in respect of an E&Y Obligation or otherwise, exceed the fees received by or payable to such person for performing the services giving rise to such liability.

E&Y does not warrant or guarantee the accuracy of any Report or deliverable under this Agreement or the Indenture.

E&Y shall have the absolute right to resign as Holder Actuary at any time, for any reason or no reason, as E&Y deems appropriate, effective upon delivery of a notice of resignation to the Company complying with Section 11.2 of the Indenture. E&Y shall have no liability to the Company for such resignation and the Company agrees that it shall indemnify E&Y in accordance with Schedule I for any Claim arising and of E&Y's resignation as Holder Actuary, without regard to any allegation of gross negligence, willful misconduct or other fault.

Without limiting E&Y's right to retain or consult professionals in connection with this engagement and to be reimbursed by the Company, the Company specifically agrees that E&Y may retain counsel to advise E&Y concerning, without limitation, its obligations under, and the interpretation of, this Agreement or the Indenture, or concerning legal standards (if any) applicable to E&Y in connection with this engagement, and such legal fees and expenses will be considered expenses reimbursable or payable by the Company under this Holder Actuary Agreement.

The Company agrees to cooperate with E&Y as reasonably requested by E&Y in connection with this engagement. The Company will not interfere with or impede E&Y's performance of its obligations as Holder Actuary.

The Company acknowledges that E&Y is not a party to the Indenture and has no obligations thereunder. E&Y's sole obligations are as set forth in this Holder actuary Agreement. Notwithstanding the foregoing, the Company understands and agrees that E&Y is relying on the undertakings, representations and agreements of the Company contained in the Indenture which relate to the Holder Actuary and that E&Y is a third-party beneficiary of such undertakings, representations and agreements.

The Company further recognizes that E&Y has not and will not participate or assist in the preparation of any prospectus, proxy, registration statement, offering material or other document prepared, issued, filed or distributed in connection with any offer, sale or distribution of the Securities or in connection with the Merger, and that no person (including any Holder or prospective Holder) may rely on E&Y's agreement to act as Holder Actuary, or the terms of this Holder Actuary Agreement, or any statement, act or omission of E&Y in connection herewith, in connection with any offer, sale or distribution or the Securities or in connection with the Merger.

This Holder Actuary Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

After reviewing this letter, please confirm that the foregoing is in accordance with your understanding by signing and returning to me the duplicate of this Holder Actuary Agreement, whereupon it shall be our binding agreement.



                                           Very truly yours,

                                           PIEDMONT MANAGEMENT COMPANY INC.

                                           By:
                                               ----------------------------
                                               Name:
                                               Title:

Accepted and agreed to
this ____ day of _________,1995


ERNST & YOUNG LLP


By:

    ----------------------------
    Name:
    Title:

                                   SCHEDULE I


        The Company, as the term is used in the foregoing Holder Actuary Agreement (the "Agreement"), including Chartwell Re Corporation, a Delaware corporation, as the successor to Piedmont Management Company, Inc. after the Merger, agrees to indemnify and hold harmless Ernst & Young LLP ("E&Y") and its affiliates, and the respective partners, directors, officers, agents and employees of E&Y and its affiliates and each other entity or person, if any, controlling E&Y or any of its affiliates, including but not limited to any accountants, attorneys, actuaries or other professional advisors retained by E&Y in connection with the performance of its duties under the Agreement or the Indenture (E&Y and each such entity or person being referred to as an "Indemnified Person"), from and against any losses, claims, damages or liabilities (or actions in respect thereof) relating to or arising out of activities performed pursuant to the Agreement or the Indenture (as defined in the Agreement), the services, duties, rights and responsibilities contemplated thereby or E&Y's role in connection therewith, and will reimburse E&Y and any other Indemnified Person on a current basis for all expenses (including, without limitation, fees and disbursements of counsel) incurred by E&Y or any such other Indemnified Person in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation to which E&Y (or any other Indemnified Person) is a party, in each case, as such expenses are incurred or paid. The Company will not, however, be responsible for any such losses, claims, damages, liabilities or expenses of any Indemnified Person that are determined by final judgment of a court of competent jurisdiction to have resulted solely from actions taken or omitted to be taken by such Indemnified Person in bad faith or from such Indemnified Person's willful misconduct or gross negligence. [The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the Agreement or the Indenture, the services, duties, obligations, rights and responsibilities contemplated thereby or E&Y's role in connection therewith, except for any such liability for losses, claims, damages, liabilities or expenses incurred by the Company that are determined by final judgment of a court of competent jurisdiction to have resulted solely from actions taken or omitted to be taken by such Indemnified Person in bad faith or from such Indemnified Person's willful misconduct or gross negligence. In no event, however, shall the liability of E&Y or any Indemnified Person exceed the fees received by or payable to such person for performing the services giving rise to such liability. (Note: the bracketed language is an alternative to the non-recourse provision in the text of the Agreement)]

        Upon receipt by an Indemnified Person of actual notice of a claim, action or proceeding against such Indemnified Person in respect of which indemnity may be sought hereunder, such Indemnified Person shall promptly notify the Company with respect thereto. In addition, an Indemnified Person shall promptly notify the Company after any action is commenced (by way of service with a summons or other legal process giving information as to the nature and basis of the claim) against such Indemnified Person. In any event, failure to so notify the Company shall not relieve the Company from any liability which the Company may have on account of this indemnity or otherwise, except if the Company shall have been materially prejudiced by such failure, and only to the extent of such prejudice. The Company will, if requested by an Indemnified Person, assume the defense of any litigation or proceeding in respect of which indemnity may be sought hereunder, including the employment of counsel reasonably satisfactory to E&Y and the payment of the fees and expenses of such counsel, in which event, except as provided below, the Company shall not be liable for the fees and expenses of any other counsel retained by any Indemnified Person in connection with such litigation or proceeding. In any such litigation or proceeding the defense of which the Company shall have so assumed, any Indemnified Person shall have the right to participate in such litigation or proceeding and to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Company and such Indemnified Person shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such litigation or proceeding (including any impleaded parties) include, in addition to such Indemnified Person, the Company and/or another Indemnified Person, together with such Indemnified Person, by the same counsel would, in the opinion of counsel to such Indemnified Person, be inappropriate due to actual or potential differing interests. If the Company assumes the defense of any claim as required by this Agreement, the Company shall not be liable for any settlement of any litigation or proceeding effected without its written consent, but if settled with such consent of if there be a final judgment for the plaintiff or claimant, the Company agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. The Company will not settle any claim, action or proceeding in respect of which indemnity may be sought hereunder, whether or not any Indemnified Person is an actual or potential party to such claim, action or proceeding, without E&Y's written consent, which shall not be unreasonably withheld.

        The provisions contained in this Schedule I shall remain operative and in full force and effect regardless of the expiration or any termination of the Agreement or the Indenture and constitute a material part of the Agreement.